EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this annual report on Form 10-K of our report dated January 22, 1999 on our audit of the consolidated financial statements of Asahi Komag Co., Ltd. and subsidiary as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998.


                                                          CHUO AUDIT CORPORATION

Tokyo, Japan
March 31, 1999